SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 10, 2003

(Date of earliest event reported)

UNITED DOMINION REALTY TRUST, INC.

(Exact name of Registrant as specified in its charter)

Virginia	0-10524	54-0857512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129

(Address of principal executive offices, including zip code)

(720) 283-6120

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On February 10, 2003 we issued a press release announcing our 2002 fourth quarter results of operations. The text of the press release, excluding the earnings guidance which we have included in Item 9 of this report, is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Exhibit No.	Description
99.1	Press Release dated February 10, 2003.

Item 9.    Regulation FD Disclosure

We included the following earnings guidance in our February 10, 2003 press release announcing our 2002 fourth quarter results of operations:

“Earnings Guidance

Management continues to provide written earnings guidance in order to improve communications with its shareholders and the investment community.

The 13 analysts that report to First Call have consensus estimates for 2003 that range from $1.54 to $1.67 per share. The Company believes that FFO results for 2003 will be affected by international, national and regional economic trends and conditions, the acquisition and/or disposition of apartment communities and other factors. Given current expectations and judgment, management believes that FFO estimates for 2003 should be set at a range of $1.51 to $1.59 per share. During the conference call on February 11, 2003, management will review and discuss its guidance for 2003.

Management estimates that recurring capital expenditures for 2003 will be $435 per apartment home or $0.25 per share.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

By:	/s/ Christopher D. Genry
Christopher D. Genry Executive Vice President and Chief Financial Officer

Date:  February 12, 2003

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated February 10, 2003.